UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 22, 2021
RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2021, Roanoke Gas Company (“Roanoke” or the "Company"), the utility subsidiary of RGC Resources, Inc. ("Resources"), modified its existing Revolving Line of Credit Note ("the Note"). The Note originally provided for tiered borrowing limits that ranged from $3 million to a maximum of $28 million throughout its term. The First Modification to Promissory Note (the "Modification"), included as Exhibit 10.1, amends that tiered structure and, effective March 1, 2021 and through July 19, 2021, allows Roanoke the capacity to borrow up to the $28 million maximum. All other terms of the Note remain unchanged.

The purpose of the Modification is to increase the Company's working capital availability in response to recent commodity price fluctuations. Due to the impact of recent winter weather, including a polar vortex that caused below-average temperatures across most of the United States, national natural gas demand rapidly increased during mid-February 2021, resulting in significant increases in related commodity prices.

The Continuing Guaranty previously entered into by Resources with Wells Fargo remains in effect.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Note, which is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

The winter weather event on and around February 13, 2021 to February 20, 2021 impacted natural gas supply and market pricing throughout the United States, including the supply and pricing points that Roanoke utilizes for delivery of natural gas to its Roanoke, Virginia service territory. During this time, the Company’s purchases exceeded $21.00 per dekatherm (“DTH”). These excessive prices resulted in an aggregate increase of natural gas purchases for these eight days of approximately $3.0 million. Comparatively, the Company’s entire fiscal 2020 natural gas purchases totaled $14.9 million.

Roanoke buys the commodity of natural gas at wholesale rates and passes that price on to customers without any markup. Beginning with March bills, the Company plans to implement rates to begin the recovery of these increased gas costs. Accordingly, customer’s will see higher than normal bills as the cost of gas will increase approximately 68%.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed under this Item, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits.
10.1	First Modification to Promissory Note by and between Roanoke Gas Company and Wells Fargo Bank, N.A., dated as of March 1, 2021
99.1	Roanoke Gas Company March Bills to Increase Due to Higher Natural Gas Costs press release, dated February 23, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: February 23, 2021	By:	/s/ Randall P. Burton, II

Randall P. Burton, II
Vice President, Secretary, Treasurer and CFO
(Principal Financial Officer)